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EXHIBIT 1A-6-6

MATERIAL CONTRACTS

LEASE

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NOTE: THIS EXHIBIT CONTAINS REDACTIONS FOR CERTAIN IDENTIFIED INFORMATION EXCLUDED THAT IS NOT MATERIAL IN THE COMPANY’S OPINION AND IS OF THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

General Commercial Lease

THIS LEASE, made this 3rd day of July 2023, by and between Ironbound AFBC Properties, LLC (herein called “Landlord”), Armed Forces Brewing Company, Inc., a Delaware corporation (herein called “Tenant”).

-:Witnesseth:-

1.Premises.  Landlord leases and demises to Tenant and Tenant takes and leases from Landlord the following real property, with the buildings and improvements thereon (hereinafter called “Demised Premises”): 211 W. 24th Street, Norfolk, Virginia 23517. This lease is in gross and not by the size of the Demised Premises.

2.Term. The term of this lease (the “Lease Term) shall be for Ten (10) years and shall commence on July  , 2023 and ending on June 30, 2033.

3.Purpose.  Tenant covenants that the Demised Premises shall be used solely for a brewery and Tap Room and for no other purpose, unless approved in writing by Landlord.

Tenant shall not do or permit any act or thing which is contrary to any Legal Requirements or Insurance Requirements, or which might impair the value or usefulness of the Demised Premises or any part thereof Tenant shall not use, or allow the Demised Premises or any part thereof or any Improvements now or hereafter erected thereon or any appurtenances thereto to be used or occupied, for any unlawful purpose or in violation of any certificate of occupancy, and shall not suffer any act to be done or any condition to exist within the Demised Premises or any part thereof, or in any Improvements now or hereafter erected thereon, or on any appurtenance to the Demised Premises, or permit any article to be brought therein, which may be dangerous, unless safeguarded as required by law, or which may constitute a nuisance, public or private, or which may make void or voidable any insurance in force with respect thereto.

Tenant shall not do or suffer any waste, damage, disfigurement or injury to the Demised

Premises.

Tenant shall not permit the spilling, discharge, release, deposit or placement on the Demised Premises or any part thereof, whether in containers or other impoundments, of any substance which is a hazardous or toxic substance within the meaning of any applicable environmental law.

4.Rent, Tax Stop &Waiver of Homestead Exemption.  (a) Landlord reserves, and Tenant covenants to pay to Landlord, in advance on the 1st day of each month during the term, without demand therefor being made and without off-set, rent as follows: a net minimum rent (the "Fixed Rent") during the Lease Term in the amount of $549,600.00 per annum or Forty-Five Thousand Eight Hundred Dollars ($45,800.00) per month for the first three years of the Lease Term. Thereafter, the Fixed Rent shall increase by two and one half percent (2 ½%) per annum for the remainder of the Lease Term. In the event the Lease commences on a date that is not the first day of the month, the rent shall be prorated for that month. The Fixed Rent shall be payable in advance in equal monthly installments on the first day of each calendar month. If the Lease Term does not commence on the first day of a month, the Fixed Rent for the month in which the Lease Term commences shall be appropriately apportioned; (b) Landlord covenants that it will pay, when due, all real estate taxes and assessments imposed against the Demised Premises.

Tenant shall reimburse Landlord for all real estate taxes, storm water fees and insurance premiums under the Landlord’s hazard insurance policy; (c) Tenant waives his homestead exemption as to his obligations arising under this lease.

5.Payment of Rent. Tenant covenants to pay said rent to Landlord made payable to Ironbound AFBC Properties, LLC, in the manner above appointed, at 36 Christopher Columbus Boulevard, Jackson, New Jersey 08527, or at such other place as Landlord may from time to time designate in writing.

1.5a.Security Deposit.No deposit is required.

6.Late Payments.  Tenant agrees to pay to Landlord a late charge of $1,000.00 for any monthly installment paid after the fifth day of the applicable month in consideration of Landlord’s time in adjusting books and record to compensate for the late payment. Tenant shall also pay interest at the rate of 12% per annum payable monthly, on all rents and all other sums due Landlord under this lease from the time said rents or sums accrue or become due Landlord. Landlord expressly reserves all other rights and remedies provided herein and/or by law in respect thereto. Tenant further agrees to pay (or to reimburse Landlord promptly if Landlord elects to pay) any and all reasonable attorney’s fees and court costs incurred in connection with the collection of delinquent rents and all other sums due Landlord under this lease.

7.Assignment.Tenant covenants that the Demised Premises shall be used only for the purpose above mentioned, and that Tenant will not assign this lease nor sublet the Demised Premises or any part thereof, nor permit any other person to occupy same, without the prior written consent of Landlord. If Tenant is a corporation, the sale of a majority of its outstanding capital stock shall be deemed as an assignment of this lease. If any person, firm or corporation other than Tenant is in possession of the Demised Premises during the term hereof, without the written consent of Landlord, Landlord shall have the option of terminating this lease, or of considering such person, firm or corporation in possession as the assignee of Tenant and, therefore, obligated to observe and perform all the covenants, provisions and conditions herein contained binding upon Tenant.

8.Remedies for Default.Tenant covenants that if the Demised Premises at any time are deserted, abandoned or closed, or if Tenant defaults for a period of thirty (30) days in paying any installment of rent when due or in performing any covenant, provision or condition herein contained binding upon Tenant, Landlord shall have, in addition to all other rights and remedies provided by law, the right, without notice to Tenant, to enter and take possession of the Demised Premises, peaceably or by force, and to terminate this lease; and Landlord may relet the Demised Premises, in whole or in part, in one or more leases, for the unexpired portion of the term, or any part thereof, and receive the rent therefor and apply it on the rent and other charges due hereunder, the rate and terms of such reletting to be such as Landlord deems expedient, and Landlord’s action shall be final and binding upon Tenant, and Tenant agrees to pay promptly to Landlord on demand, at one time or from time to time, any difference between the rent and other charges payable hereunder and any smaller amounts collected by Landlord from the tenant or tenants to whom the Demised Premises may be relet as aforesaid. If Tenant goes into bankruptcy, voluntary or involuntary, or into receivership, or makes a general assignment for the benefit of creditors, Landlord shall have the right to terminate this lease at such time thereafter as Landlord may elect and in any such event and/or election Landlord shall have all the rights and/or remedies provided by law and/or by this lease.

If Landlord pursues any such remedies (and regardless of whether such remedies are prosecuted to judgment), Tenant will be liable as follows:

A.For all past due rent and other charges;

B.For all additional rent (future rent) that would have accrued until the expiration of the term of occupancy under this Lease or until a new lease term begins (provided (i) that this will not affect Landlord’s duty to minimize the damages by making reasonable efforts to enter into a new lease as soon as practical, and (ii) that if Landlord obtains a judgment to future rent, Landlord shall apply as a credit towards that judgment all funds received by Landlord as rent for the Premises for three months for which the judgment for future rent was awarded.

C.For all expenses Landlord may incur for cleaning, painting and repairing the Premises due to Tenant’s failure to leave the Premises thoroughly clean and in good condition, reasonable wear and tear excepted;

D.For any court costs and reasonable attorney’s fees incurred by Landlord (i) in collecting rent, other charges or damages, and (ii) in obtaining possession of the Premises.

9.Tenant’s Furniture and Fixtures.Tenant represents and covenants that all furniture, fixtures and equipment, except for the equipment set forth on the attached “Schedule A”, which is and shall remain the sole property of the Landlord, which are now or may be hereafter placed in the Demised Premises are or will be owned by Tenant at the time same are placed in the Demised Premises, that same are or will be fully paid for an free of all liens and security interests at the time same are placed in the Demised Premises; and that merchandise, except in the ordinary course of trade, and said furniture, fixtures and equipment shall not be removed from the Demised Premises during the term of this lease, without the prior written consent of Landlord.

10.Insurance by Landlord.  Landlord shall obtain and keep in force during the term of this lease a policy or policies of insurance covering loss or damage to the Demised Premises, providing protection against all perils included within the classification of fire and extended coverage. Tenant shall reimburse Landlord for its share of the insurance as part of the Common Area Maintenance (CAM) defined below.

11.Utility Bills and Real Estate Taxes.Tenant covenants to pay promptly for all gas, electricity, sewage disposal and other utilities used in the Demised Premises during the term of this lease. Tenant covenants to pay promptly to Landlord for water sub-metered to the Demised Premises. All real estate taxes and assessments shall be paid by Tenant.

12.Landlord’s Repairs and Right of Entry.Landlord shall not be responsible to make any repairs to the Premises, structural or otherwise, all of which shall be made and paid for by Tenant. Landlord, its agents, employees and contractors, shall have the unobstructed right, from time to time, to enter the Demised Premises for the purpose of inspecting any repairs performed by the Tenant. Tenant shall not be entitled to any reduction in rent or to any claim for damages by reason of any inconvenience, annoyance, and/or injury to business arising out of any repairs made by Landlord, if any, pursuant to this paragraph.

13.Repairs by Tenant. Tenant represents that Tenant has examined and is fully familiar with the physical condition of the Demised Premises, the Improvements thereon, the sidewalks and structures adjoining the same, subsurface conditions, and uses thereof. Tenant accepts the same, without recourse to Landlord, in the condition and state in which they now are, and agrees that the Demised Premises complies in all respects with all requirements of this Lease. Landlord makes no representation or warranty, express or implied in fact or by law, as to the nature or condition of the Demised Premises, or its fitness or availability for any particular use, or the income from or expenses of operation of the Demised Premises. Landlord shall not be liable for any latent or patent defect therein.

Tenant, at all times during the Lease Term and at Tenant 's expense, shall keep the Demised Premises, and all Improvements now or hereafter located thereon, and all facilities and equipment thereon, and the adjoining sidewalks, curbs, vaults and vault space, if any, streets and ways, and all appurtenances to the Demised Premises, in a good and clean order and condition and in such condition as may be required by all Legal Requirements and Insurance Requirements, and promptly shall make all necessary or appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstruc- tural, ordinary or extraordinary, or foreseen or unforeseen. All repairs, replacements and renewals shall be equal in quality and class to the original work. Tenant waives any right created by any law now or hereafter in force to make repairs to the Demised Premises at Landlord’s expense.

Tenant, at Tenant 's expense, shall do or cause others to do every act necessary or appropriate for the preservation and safety of the Demised Premises by reason of or in connection with any excavation or other building operation upon the Demised Premises or any adjoining property, including without limitation all shoring of foundations and walls of the Improvements or of the ground adjacent thereto, whether or not the owner of the Demised Premises shall be required by any Legal Requirement to take such action or shall be liable for failure to do so.

14.Insects and Rodents. Tenant covenants to do and to pay for those reasonably necessary, or required by law, to keep the Demised Premises free of roaches, rodents, insects, termites and other pests, and Tenant agrees that Landlord shall not be liable for any damage caused thereby. Repairs needed as a result of structural damage as a result of termite infestation shall be the responsibility of Tenant.

15.Damage by Vandals. Tenant covenants that if the exterior and/or the interior of the building in which the Demised Premises are located are damaged by persons breaking, or attempting to break, into the Demised Premises, or by vandals, the cost of repairing any and all damage to the Demised Premises and said building caused thereby, over and above any insurance proceeds received by Landlord in respect thereto, will be borne by Tenant and promptly paid by Tenant to Landlord.

16.Signs.Tenant covenants not to paint or place (nor permit to be painted or placed) any sign or other advertising device, bill or billboard upon or about the Demised Premises (or the exterior of the building in which the Demised Premises are located), or any part thereof, without the prior written permission of Landlord. Landlord agrees to permit Tenant to place signage on the building without prior approval.

17.Nuisance.  Tenant covenants not to allow the Demised Premises to be used for any illegal or immoral purpose, and not to do (or suffer to be done) in or about the Demised Premises any act or thing which may be a nuisance, annoyance, inconvenience or damage to Landlord, Landlord’s other tenants, the occupants of adjoining property, or the neighborhood.

18.No Alterations.Tenant may paint the premises and upon reasonable notice to Landlord, accompanied by detailed plans, specifications and drawings, Tenant may also make alterations and/or improvements to the Premises, costing less than $100,000.00, without prior written permission of Landlord.

19.Care of Roof.Tenant covenants: (i) not to place (or suffer to be placed) any debris on the roof of the building in which the Demised Premises are located, (ii) not to cut into or drive nails into or otherwise mutilate said roof, (iii) to keep the gutters and downspouts free of trash, leaves and gravel, make any and all repairs to the roof at its sole cost and expense and to make no use of the roof without Landlord’s prior written consent.

20.Compliance with Governmental Requirements. Tenant agrees that Tenant has received and will keep, at Tenant’s expense, the Demised Premises and all appurtenances thereto in good, safe, tenantable and sanitary condition; that Tenant will, at Tenant’s expense, promptly comply with and carry out all laws, ordinances, rules, regulations and requirements (including zoning) of the federal, state, municipal and county governments, relating to the Demised Premises and/or the business conducted therein; and that Tenant will indemnify Landlord against any and all liability for damage to person and property caused by the breach of any covenants or agreement of Tenant contained in this lease. Tenant recognizes that neither Landlord nor Agent makes any representation, express or implied, that the Demised Premises are zoned for the use(s) contemplated by Tenant and expressed in Paragraph 3 of this lease, Tenant being satisfied before executing and delivering this lease that the Demised Premises can be used for such purpose(s), and Tenant shall not have the right to terminate this lease, nor shall Tenant be entitled to any abatement of rent payable under the provisions of this lease or any claim for damages, in the event Tenant cannot use the Demised Premises, in whole or in part, for the purpose(s) for which Tenant intends to use same.

21.Failure to Make Repairs.Tenant agrees that if Tenant fails to make any repair or to remove any debris as required in this lease, within five (5) days after the receipt of written notice from Landlord in respect thereto, such may be undertaken by Landlord, and Tenant agrees to reimburse Landlord promptly for the cost thereof.

22.Condition on Termination. Upon the termination of this lease, Tenant covenants to deliver to Landlord the Demised Premises and all appurtenances thereto, peaceably and quietly, in as good order and condition as same now are or may hereafter be put by Landlord or Tenant, ordinary wear and tear and damage from fire or other casualty not occasioned by the fault or negligence of Tenant, Tenant’s agents, employees, and independent contractors, excepted.

23.Improvements Become Landlord’s Property. Tenant agrees that all additions, improvements and attached equipment installed in or on the Demised Premises by Tenant, including but not being limited to, electric wiring, electric fixtures, show window reflectors, screens, screen doors, awnings, awning frames, floor coverings, furnaces and air-conditioning machinery and equipment, shall immediately become the property of Landlord and shall not be removed by Tenant at the termination of this lease, unless requested so to do by Landlord, in which event Tenant agrees to do so and to repair promptly any damage caused by such removal.

24.Damage by Fire.  It is agreed that if the demised premises, or the building or buildings of which the Demised Premises are a part, or any portion thereof, or any improvements now or hereafter constructed thereon or added thereto, shall be damaged by fire or other casualty, so as to render same or any portion thereof, in the opinion of Landlord, untenantable, Landlord or Tenant shall have the right, at any time within ninety (90) days after said fire, to cancel and terminate this lease, by giving to the other party, within said ninety (90) day period written notice of its intention so to do. If this lease is so terminated, rent shall abate from the time of such casualty. If the lease is not so terminated, the Demised Premises shall be restored, with reasonable dispatch, by and at the expense of Landlord, and the rent due hereunder shall be proportionately abated, according to the loss of use, until the Demised Premises are substantially restored.

25.Condemnation.If any material portion of the Demised Premises shall be taken by the exercise of the power of eminent domain (or sold to the holder of such power pursuant to a threatened taking) this lease shall terminate upon such taking or when such sale is completed. Tenant shall not be entitled to any part of the condemnation award or purchase price and Tenant expressly waives any and all rights thereto.

26.Liability of Landlord.It is agreed that Landlord shall not be liable or responsible in any way for any damage to person or property sustained in or about the Demised Premises during the term of this lease, howsoever the same may be caused, unless due to Landlord’s own willful acts. or unless Landlord fails to make a repair which he has agreed to make within a reasonable time after being notified in writing by Tenant of the need therefor.

Tenant shall indemnify and hold Landlord harmless from and against all liabilities, obligations, claims, damages, fines, penalties, interest, causes of action, costs and expenses, including attorneys' fees (but excluding any income or excess profits or franchise taxes of Landlord determined on the basis of general income or revenue or any interest or penalties in respect thereof), imposed upon or incurred by or asserted against Tenant or the Demised Premises by reason of the occurrence or existence of any of the following, whether or not resulting from any negligent act or omission of Landlord: ownership of the Demised Premises or any interest therein, or receipt of any rent or other sum therefrom; any accident, injury to or death of persons (including workers) or loss of or damage to property occurring, or claimed to have occurred, on or about the Demised Premises or any part thereof, or any Improvements now or hereafter erected thereon, or the adjoining sidewalks, curbs, vaults or vault spaces, if any, streets or ways, or appurtenances thereto; any use or condition of the Demised Premises or any part thereof, or any Improvements now or hereafter erected thereon, or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets or ways, or appurtenances thereto; any failure on the part of Tenant promptly and fully to comply with or perform any of the terms, covenants or conditions of this Lease; or performance of any labor or services or the furnishing of any materials or other property in respect of the Demised Premises or any part thereof. In the case any suit, action or proceeding is brought against Landlord or filed against the Demised Premises or any part thereof by reason of any such occurrence, Tenant, upon Landlord 's request and at Tenant's expense, shall resist and defend such suit, action or proceeding, or cause the same to be resisted and defended by counsel designated by Tenant and approved by Landlord. The obligations of Tenant under this Article 14 shall survive the expiration or termination of the Lease Term.

27.Insurance by Tenant.Tenant agrees to hold Landlord and Agent harmless from any and all injury or damage to person or property in, on or about the demised walks, driveways, parking area and delivery areas as adjoin the Demised Premises, including, without limitation, all costs, expenses, claims or suits arising in connection therewith. To that end Tenant will, at all times during the term, at Tenant’s own cost and expense, carry with a company or companies satisfactory to Landlord, public liability insurance on the Demised Premises (including said entryways, sidewalks, drive-ways, parking and delivery areas) with limits of not less than $5,000,000.00 for injury or death to one person and

$10,000,000.00 for injury or death to more than one person, and property damage of $2,500,000.00 for each accident, which insurance shall be written or endorsed so as to name Landlord, Agent and Tenant. Said policy or policies shall contain a provision insuring Tenant against all liability which Tenant might have under this hold-harmless provision. Certificates of all such insurance policies shall be delivered to Landlord promptly after their issuance. In the event of Tenant’s failure to provide such insurance, Landlord may, but shall not be required to, obtain such insurance and collect the cost thereof as a part of the rent herein reserved.

28.No Subrogation.  This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all deeds of trust which may now or hereafter affect the Demised Premises, whether or not such deeds of trust shall also cover other lands or buildings, to each and every advance made or hereafter to be made under such deeds of trust and to all renewals, modifications, replacements, spreaders, consolidations and extensions of such deeds of trust. In the event of any sale of the Demised Premises in a foreclosure of any such deed of trust or the exercise by the holder of any such deeds of trust of any other remedies provided for by law or in such deed of trust, Tenant, upon written request of the holder of the deed of trust or the purchaser at such foreclosure or any person succeeding to the interest of the holder of the deed of trust, shall attorn to such holder, purchaser or successor in interest, as the case may be, without change in the terms, covenants or conditions of this Lease. If such a request is made, this Lease shall not be deemed to be terminated by any foreclosure proceedings or other remedies for the enforcement of the deed of trust by such holder, purchaser or successor in interest. The provisions of this Article 31 shall be self-operative and no further instrument of subordination and/or attornment shall be required. In confirmation of such subordination and/or attornment, Tenant promptly shall execute and deliver at Tenant's expense any instrument that Landlord or the holder of any such deed of trust may reasonably request to evidence such subordination and/or attornment; and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant. As used in this Article 31, the term "deeds of trust" shall mean all mortgages, deeds of trust, mortgage deeds and similar instruments now or hereafter affecting the Demised Premises.

29.Occupancy.  If Tenant is unable to obtain possession of the Demised Premises at the beginning of the term hereof due to any act or condition beyond Landlord’s control, such as the failure of the prior tenant to vacate the Demised Premises, Landlord shall not be liable for any loss or damage resulting therefrom and this lease shall not be affected thereby in any way, but the rent payable hereunder shall be proportionately abated until the Demised Premises are available for occupancy by Tenant; provided, however, that if the Demised Premises are not available for Tenant’s occupancy within sixty (60) days after the beginning of the term, Tenant may terminate this lease by giving Landlord written notice thereof within ten (10) days after the lapse of said sixty (60) day period.

30.No Liability Of Agent.  Tenant agrees that Agent shall not be personally liable to Tenant in any way hereunder, including lack of authority to act as Landlord’s agent, any and all such liability being hereby quitclaimed and waived by Tenant, except for Agents willful misfeasance.

31.No Waivers.Tenant agrees that any failure of Landlord to insist upon strict observance of any covenant, provision or condition of this lease in any one or more instances shall not constitute or be deemed a waiver, at that time or thereafter, of such or any other covenant, provision or condition of this lease.

32.Entry By Landlord.Tenant agrees that Landlord may, from time to time, enter to view the Demised Premises and to show the same to prospective buyers or tenants. Landlord may also make repairs, alterations and improvements in and to the Demised Premises and in and to any portion of property of which the Demised Premises are a part or which adjoin the same, and for that purpose Landlord, and Landlord’s employees, agents, and independent contractors, may enter the Demised Premises, and move furniture, showcases, floor coverings and fixtures as may be necessary, without liability for damages resulting therefrom; but nothing herein contained shall be construed to require Landlord to make any repairs, alterations or improvements.

33.No Parol Representations.Tenant hereby declares that: (i) no representation has been made to Tenant concerning the condition of the Demised Premises, (ii) Tenant has been afforded full access to and has inspected and examined the Demised Premises and is renting the same in reliance upon Tenant’s own knowledge and information, and (iii) Tenant has been informed that Landlord is not obligated to make any repairs to the Demised Premises during the term, except such, if any, as are specified in this lease, and (iv) no negotiations respecting repairs, such as talking about repairs or securing estimates for such repairs, shall in any way obligate Landlord to make the repairs or obligate Landlord for any damage for failure to make the same.

34.No Parol Changes.It is agreed that no change shall be made in this lease, except in writing signed by the parties hereto, setting forth the terms of the agreed modification.

35.For Rent and For Sale Signs.It is agreed that Landlord and/or Agent shall have the right to put and maintain “FOR RENT” and “FOR SALE” signs in the display windows and on other portions of the Demised Premises, in conspicuous places, during the period of nine (9) months next preceding the end of the term.

36.Notice.All notices, requests, demands and other communications hereunder will be sufficiently given if hand delivered to, or sent by first class mail, certified or registered mail, postage prepaid (and such notice or other communication will be deemed to have been given as of the date delivered by hand or as of the third business day after the date mailed), or email (and such notice or other communication will be deemed to have been given as of the date delivered by hand or as of the third business day after the date mailed), address:

(a)If to the Landlord, to: Evan Almeida, Sole Manager

Ironbound AFBC Properties, LLC 36 Christopher Columbus Boulevard Jackson, New Jersey 08527

Email Address: ealmeida@empireatmgroup.com

or to such other person or address as the Seller may furnish to the Purchaser in writing.

(b)If to the Tenant to:Lloyd Alan Beal, CEO

Armed Forces Brewing Company, Inc. 1001 Bolling Avenue, Unit 406

Norfolk, VA 23508

Email Address: alan@armedforcesbrewingco.com

or to such other person or address as the Purchaser may furnish to the Seller in writing.

37.Tax Credits for Improvement.  The parties acknowledge the premises is considered a “historical building” and may have tax credits available for any improvements. With any improvements made by Tenant herein under this lease, any and all tax credits at the Local, State, and Federal level will accrue to the benefit of Tenant.

38.Common Area Maintenance (CAM).N/A

39.Hazardous Material: Tenant shall not cause or permit any Hazardous Material to he brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful, to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting there from, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political sub-division because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local governmental authority, the State of Virginia or the United States Government.

Landlord and its Agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this lease. If Tenant is not in compliance with this Lease, Landlord shall have the right to immediately enter upon the Premises to remedy any pollution, contamination or radioactivity caused by Tenant's failure to comply notwithstanding any other provisions of this lease. Landlord shall use its best efforts to minimize interference with Tenant's business, but shall not be liable for any interference cause thereby. Landlord and Tenant acknowledge that any Hazardous Material conditions pre-existing the date of this Lease shall not be the responsibility of the Tenant.

40.Estoppel Certificate:Within ten (10) days after written request of Landlord, Tenant shall certify by a duly executed and acknowledged written instrument to any mortgagee or purchaser, or proposed purchaser, or any other person, firm or corporation specified by Landlord, as to the validity and force and effect of this lease, as to the existence of any offsets, counterclaims or defenses thereto on the part of the Tenant, and as to any other matters as may be reasonably requested by Landlord, all without charge and as frequently as Landlord deems necessary. Tenant's failure or refusal to deliver such statement within such time shall be conclusive upon Tenant (i) that this lease is in full force and effect, without modification except as may he represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance or obligations hereunder; and, (iii) that not more than one month's installment of minimum rent has been paid in advance of the due date.

41.Heirs and Executors Bound.All the provisions, conditions, and agreements of this lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and Tenant.

42.Marginal Headings.The headings appearing on the margin of this lease are intended only for convenience of reference, and are not to be considered in construing this instrument.

43.Execution.  This lease is not binding on Landlord until it is signed and delivered by or on behalf of Landlord.

44.Option To Purchase. The Landlord grants to the Tenant the option to purchase the property at any time after the first year of the term of this Agreement, and before the end of the fifth year of the Lease Term, provided Tenant is not in default of the terms of this Lease. The Purchase Price shall be [                                   ] during the second and third year of the term of this lease and shall increase by [   ] during each subsequent year of the term until the end of the fifth year of the Lease Term, when this option to purchase shall terminate.

45.Right of First Refusal.Tenant shall have the right of first refusal to purchase the premises at any time during the term of this lease after the fifth year of the Lease Term, provided Tenant is not in default of the terms herein.

In Witness Whereof each corporate party hereto has caused this lease to be executed in its name and behalf by its President and each limited liability company hereto has caused this lease to be executed in its name and on its behalf by at least one of its Managers, and in a manner authorized by its Operating Agreement.

Tenant:Armed Forces Brewing Company, Inc.

Lloyd Alan Beal, CEO

7/6/2023

Date

By:

Landlord:Ironbound AFBC Properties, LLC By:

Evan Almeida, Manager

7/6/2023

Date